Prospectus Supplement to Prospectus dated July 27, 1995



     Houghton Mifflin Company

     6% Exchangeable Notes Due 1999
     Stock Appreciation Income Linked Securities (SAILS)(sm)


          As provided in the Indenture dated as of March 15, 1994 between Houghton Mifflin Company (the "Company") and The First National Bank of Boston, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of July 27, 1995 between the Company and the Trustee, with respect to an aggregate of 1,920,000 Stock Appreciation Income Linked Securities (SAILS)(sm), or SAILS(sm), issued thereunder, interest on the SAILS will be payable quarterly in arrears on each February 1, May 1, August 1, and November 1, commencing November 1, 1995 (each an "Interest Payment Date"), to the persons in whose names the SAILS are registered at the close of business on the January 15, April 15, July 15 and October 15 preceding such Interest Payment Date, notwithstanding any inconsistent statement in the Company's Prospectus dated July 27, 1995.




     The date of this Prospectus Supplement is October 5, 1995.